EXHIBIT 32.2

SECTION 906 CERTIFICATION

The undersigned hereby certifies, in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Allegiance Telecom, Inc. (the “Company”), that, to his knowledge, the Quarterly Report of the Company on Form 10-Q for the period ended March 31, 2004, fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

	By:	/s/ THOMAS M. LORD
	Name:	Thomas M. Lord
Dated: May 17, 2004	Title:	EXECUTIVE VICE PRESIDENT OF CORPORATE DEVELOPMENT AND CHIEF FINANCIAL OFFICER

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.